As filed with the Securities and Exchange Commission on May 18, 2000.


                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               USA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     59-2712887
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

152 West 57th Street, New York, New York                   10019
(Address of Principal Executive Offices)                 (Zip Code)

                               USA NETWORKS, INC.
                       RETIREMENT SAVINGS PLAN - NETWORKS
                            (Full title of the plan)

                               THOMAS KUHN, ESQ.
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                    (Name and address of agent for service)

                                 (212) 314-7300
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                PROPOSED              PROPOSED
                                                MAXIMUM               MAXIMUM
       TITLE OF              AMOUNT             OFFERING              AGGREGATE               AMOUNT OF
      SECURITIES             TO BE               PRICE                OFFERING                REGISTRATION
   TO BE REGISTERED        REGISTERED(1)       PER SHARE               PRICE                      FEE
   Common Stock,             750,000            $22.625 (2)            $16,968,750 (2)         $4,479.75 (2)
    par value                shares
    $.01 per share

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) The average of the high and low reported prices of the Registrant's Common Stock on May 15, 2000 has been used for the purpose of calculating the registration fee pursuant to Rule 457(c).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         This Registration Statement on Form S-8 (the "Registration Statement") of USA Networks, Inc., a Delaware corporation (the "Company" or the "Registrant"), relates to 750,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the USA Networks, Inc. Retirement Savings Plan - Networks (the "Plan").

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

              (b) The description of the Common Stock contained in the Company's Proxy Statement on Schedule 14A, dated November 20, 1996.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Registrant's Bylaws provide that the directors, officers and certain other persons will be indemnified to the fullest extent permitted by Delaware law with respect to third-party actions or suits, provided such person has met the applicable standard of conduct which permits indemnification under Delaware law. The Registrant's Bylaws further provide that directors, officers and certain other persons will be indemnified with respect

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

to actions or suits initiated by such person, provided that such proceeding was authorized by the Board of Directors. The Registrant's Bylaws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         ITEM 8.   EXHIBITS.

         The exhibits incorporated by reference or filed as part of this Registration Statement are listed in the Index of Exhibits that begins on page
10. Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

         ITEM 9.   UNDERTAKINGS.

A.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and

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

controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the day of May, 2000.

                                                  USA NETWORKS, INC.


                                          By: /s/ Barry Diller
                                             -----------------------------------
                                        Name: Barry Diller
                                       Title: Chairman of the
                                              Board and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kuhn his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that the attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

 SIGNATURE                                   TITLE                               DATE
/s/ Barry Diller
----------------------------             Chairman of the                    May 4, 2000
Barry Diller                             Board and Chief
                                         Executive Officer

/s/ Barry Baker
----------------------------             Director and                       May 5, 2000
Barry Baker                              Chief Operating
                                         Officer
/s/ Victor A. Kaufman
----------------------------             Director and                       May 8, 2000
Victor A. Kaufman                        Vice Chairman

/s/ Michael Sileck
----------------------------             Senior VP, Chief                   May 8, 2000
Michael Sileck                           Financial Officer
                                         (Principal Financial
                                         Officer and Principal
                                         Accounting Officer)
/s/ Paul Allen
----------------------------             Director                           May 12, 2000
Paul Allen


/s/ Edgar Bronfman, Jr.
----------------------------             Director                           May 9, 2000
Edgar Bronfman, Jr.

/s/ Anne M. Busquet
----------------------------             Director                           May 9, 2000
Anne M. Busquet

/s/ Donald Keough
----------------------------             Director                           May 10, 2000
Donald Keough

/s/ Robert W. Matschullat
----------------------------             Director                           May 10, 2000
Robert W. Matschullat

/s/ Samuel Minzberg
----------------------------             Director                           May 12, 2000
Samuel Minzberg

/s/ Brian Mulligan
----------------------------             Director                           May 10, 2000
Brian Mulligan

/s/ William D. Savoy
----------------------------             Director                           May 12, 2000
William D. Savoy

/s/ H. Norman Schwarzkopf
----------------------------             Director                           May 11, 2000
H. Norman Schwarzkopf

/s/ Diane Von Furstenberg
----------------------------             Director                           May 11, 2000
Diane Von Furstenberg

                                   SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2000.

                                     USA NETWORKS, INC.
                                       as Plan Administrator for
                                       USA Networks, Inc. Retirement
                                       Savings Plan - Networks


                                     By: /s/ Thomas J. Kuhn
                                        ----------------------------------------
                                     Name: Thomas J. Kuhn
                                     Title: Senior Vice President and
                                            General Counsel


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

                                 EXHIBIT INDEX

         EXHIBIT
         NUMBER              EXHIBIT DESCRIPTION
                 23.02       Consent of Ernst & Young LLP

                 24.01 Power of Attorney (included on Pages 7 and 8 of this Registration Statement)


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